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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements of Johnson & Johnson on Form S-8 (File No. 333-67370, 333-59380, 33-52252, 33-40294, 33-40295, 33-32875, 033-59009, 333-38055, 333-40681,
333-26979, 333-39238 and 333-86611), Form S-3 (File No. 333-67020, 33-55977,
333-91349 and 33-47424) and Form S-4 (File No. 333-67370, 333-59380, 333-59110,
33-57583, 333-00391, 333-38097, 333-30081, 333-86611, 333-94367 and 333-56034)
and related Prospectuses, of our report dated January 21, 2002 relating to our audit of the financial statements of Johnson & Johnson and subsidiaries as of December 30, 2001 and December 31, 2000, and for each of the three years in the period ended December 30, 2001, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 21, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

New York, New York
March 18, 2002